Exhibit 99.1
Corpay Reports Third Quarter Financial Results
Revenue and adjusted EPS growth both 14%1, organic revenue growth 11%
Completed AvidXchange Investment and Alpha Group acquisition

Atlanta, Ga., November 5, 2025 — Corpay, Inc. (NYSE: CPAY), the corporate payments company, today reported financial results for its third quarter ended September 30, 2025.

"Our third quarter results finished ahead of our expectations for both revenue and adjusted EPS,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “Additionally, third quarter 2025 organic revenue growth was 11%, supported by our Corporate Payments segment growing 17%. We've closed both the AvidXchange investment and Alpha Group acquisition, and currently expect to complete the Mastercard investment in our cross-border business before year end,” concluded Clarke.

Financial Results for Third Quarter of 2025:

GAAP Results
•Revenues increased 14% to $1,172.5 million in the third quarter of 2025, compared with $1,029.2 million in the third quarter of 2024.
•Net income2 was $277.9 million in the third quarter of 2025, a slight increase compared with $276.4 million in the third quarter of 2024.
•Net income per diluted share2 increased slightly to $3.91 in the third quarter of 2025, compared with $3.90 per diluted share in the third quarter of 2024.

Non-GAAP Results1
•Organic revenue growth1 was 11% in the third quarter of 2025.
•Adjusted EBITDA1 increased 14% to $676.7 million in the third quarter of 2025, compared to $594.7 million in the third quarter of 2024.
•Adjusted net income1,2 increased 14% to $405.2 million in the third quarter of 2025, compared with $354.5 million in the third quarter of 2024.
•Adjusted net income per diluted share1,2 increased 14% to $5.70 in the third quarter of 2025, compared with $5.00 per diluted share in the third quarter of 2024.
"Total company organic growth improved 500 bps year over year, almost doubling, to 11% in the third quarter, led by improvement in our Vehicle Payments segment and specifically our U.S. Vehicle Payments business,” said Peter Walker, chief financial officer, Corpay, Inc. “Our Corporate Payments segment continued to deliver strong organic revenue growth of 17%, inclusive of a 100 basis point drag from float revenue compression due to lower interest rates,” concluded Walker.

Updated Fiscal Year 2025 Outlook:

"We are raising our 2025 outlook as a result of our third quarter beat, the continued benefit of improved foreign currency rates and the inclusion of our recently closed acquisition and investment. Our continued execution with strong sales performance and excellent cost discipline gives us confidence in our ability to achieve our 2025 outlook, and it sets us up well as we look to 2026,” concluded Walker.

For fiscal year 2025, Corpay, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $4,505 million and $4,525 million;
•Net income between $1,130 million and $1,150 million;
•Net income per diluted share between $15.88 and $16.08;
•Adjusted net income between $1,503 million and $1,523 million; and
•Adjusted net income per diluted share between $21.14 and $21.34.

Corpay’s guidance assumptions are as follows for the fourth quarter:

•Weighted average U.S. fuel prices equal to $3.07 per gallon;
•Fuel price spreads lower than the 2024 average; and
•Foreign exchange rates equal to the October 2025 forward curves.
Corpay’s guidance assumptions are as follows for the 2025 fiscal year:

•Interest expense between $395 million and $415 million;
•Approximately 71 million fully diluted shares outstanding;
•An effective tax rate of approximately 25.5% to 26.5%; and
•No impact related to acquisitions or divestitures not closed.

As always, guidance may change in the future based on several factors and therefore may not reflect actual results.
Conference Call:

The Company will host a conference call to discuss third quarter 2025 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Peter Walker, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (833)-316-2483 or (785)-838-9284; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11160203. The replay will be available through Wednesday, November 12, 2025. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, retail lodging price, foreign exchange rates and interest rates trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solution to reduce our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, such as our recent acquisition of a partnership interest in AvidXchange and acquisition of Alpha, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2024 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock-based compensation expense related to stock-based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments using the effective tax rate during the period, exclusive of discrete tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, business cards, fleet cards, virtual cards) and AP modernization solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Our solutions “keep business moving” and result in our customers better controlling purchases, mitigating fraud, and ultimately spending less. To learn more visit www.corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2 Net income, net income per diluted share, adjusted net income and adjusted net income per diluted share is amount attributable to Corpay.

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change

Revenues, net	$1,172,480	$1,029,197	14%	$3,280,177	$2,940,158	12%
Expenses:
Processing	248,761	223,695	11%	709,122	640,305	11%
Selling	117,628	94,160	25%	340,962	283,392	20%
General and administrative	178,611	153,659	16%	512,564	458,698	12%
Depreciation and amortization	93,163	89,546	4%	276,701	258,648	7%
Other operating, net	11,197	5	NM	11,194	306	3558%
Total operating expense	649,360	561,065	16%	1,850,543	1,641,349	13%
Operating income	523,120	468,132	12%	1,429,634	1,298,809	10%
Other expenses:
Other expense (income), net	1,383	368	NM	(5,094)	7,788	NM
Interest expense, net	100,035	104,441	(4)%	290,829	288,206	1%
Loss on extinguishment of debt	—	5,040	—%	1,596	5,040	(68)%
Total other expenses, net	101,418	109,849	(8)%	287,331	301,034	(5)%
Income before income taxes	421,702	358,283	18%	1,142,303	997,775	14%
Provision for income taxes	143,323	82,021	75%	335,971	240,047	40%
Net income	278,379	276,262	1%	806,332	757,728	6%
Less: Net income (loss) attributable to noncontrolling interest	438	(135)	NM	990	(63)	NM
Net income attributable to Corpay	$277,941	$276,397	1%	$805,342	$757,791	6%
Basic earnings per share	$3.95	$3.98	(1)%	$11.44	$10.75	6%
Diluted earnings per share	$3.91	$3.90	—%	$11.28	$10.53	7%
Weighted average shares outstanding:
Basic shares	70,318	69,518		70,393	70,460
Diluted shares	71,131	70,901		71,373	71,976

NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,005,508	$1,553,642
Restricted cash	2,908,885	2,902,703
Accounts and other receivables (less allowance)	2,657,279	2,090,500
Securitized accounts receivable — restricted for securitization investors	1,755,000	1,323,000
Prepaid expenses and other current assets	781,482	806,024
Total current assets	10,108,154	8,675,869
Property and equipment, net	453,101	377,705
Goodwill and other intangibles, net	8,648,072	8,395,109
Other assets	535,510	508,348
Total assets	$19,744,837	$17,957,031
Liabilities and Equity
Current liabilities:
Customer deposits	3,501,046	3,266,126
Accounts payable, accrued expenses and other current liabilities	3,109,944	2,671,781
Securitization facility	1,755,000	1,323,000
Current portion of notes payable and lines of credit	546,280	1,446,974
Total current liabilities	8,912,270	8,707,881
Notes payable and other obligations, less current portion	5,821,672	5,226,106
Deferred income taxes	371,959	439,176
Other noncurrent liabilities	519,804	437,879
Total noncurrent liabilities	6,713,435	6,103,161
Commitments and contingencies
Stockholders’ equity:
Common stock	132	131
Additional paid-in capital	3,937,515	3,811,131
Retained earnings	10,001,747	9,196,405
Accumulated other comprehensive loss	(1,410,151)	(1,713,996)
Treasury stock	(8,453,552)	(8,171,329)
Total Corpay stockholders’ equity	4,075,691	3,122,342
Noncontrolling interest	43,441	23,647
Total equity	4,119,132	3,145,989
Total liabilities and equity	$19,744,837	$17,957,031

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$806,332	$757,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	90,944	88,902
Stock-based compensation	74,826	80,593
Provision for credit losses on accounts and other receivables	89,841	81,561
Amortization of deferred financing costs and discounts	15,205	5,876
Amortization of intangible assets and premium on receivables	185,757	169,746
Loss on extinguishment of debt	1,596	5,040
Deferred income taxes	(38,503)	(18,985)
Other non-cash operating (income) expense, net	3,149	572
Changes in operating assets and liabilities (net of acquisitions/disposition)	(541,984)	120,860
Net cash provided by operating activities	687,163	1,291,893
Investing activities
Acquisitions, net of cash acquired	(154,648)	(245,719)
Purchases of property and equipment	(148,315)	(131,067)
Proceeds from sale of cost method investment	14,843	—
Other	5,198	(1,453)
Net cash used in investing activities	(282,922)	(378,239)
Financing activities
Proceeds from issuance of common stock	63,018	184,668
Repurchase of common stock	(282,583)	(1,039,248)
Borrowings on securitization facility, net	432,000	7,000
Deferred financing costs	(10,827)	(8,493)
Proceeds from notes payable	750,000	825,000
Principal payments on notes payable	(147,855)	(92,625)
Borrowings from revolver	6,435,000	7,167,000
Payments on revolver	(7,341,000)	(6,743,000)
Borrowings (payments) on swing line of credit, net	692	(140,713)
Other	(730)	16,647
Net cash provided by (used in) financing activities	(102,285)	176,236
Effect of foreign currency exchange rates on cash	156,092	(76,414)
Net increase in cash and cash equivalents and restricted cash	458,048	1,013,476
Cash and cash equivalents and restricted cash, beginning of period	4,456,345	3,141,535
Cash and cash equivalents and restricted cash, end of period	$4,914,393	$4,155,011
Supplemental cash flow information
Cash paid for interest, net	$357,377	$369,804
Cash paid for income taxes, net	$381,403	$264,559

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to Corpay	$277,941	$276,397	$805,342	$757,791

Stock-based compensation	27,592	28,506	74,826	80,593
Amortization[1]	70,759	60,883	200,962	175,622
Loss on extinguishment of debt	—	5,040	1,596	5,040
Integration and deal related costs	15,699	5,071	41,540	16,434
Restructuring and related costs	3,427	2,190	9,557	8,444
Loss on disposition of business	11,171	—	11,171	—
Other[2]	2,171	(399)	2,638	7,646
Total adjustments	130,819	101,291	342,290	293,779
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(34,739)	(23,179)	(90,195)	(70,682)
Discrete tax items[4]	31,201	—	37,132	—
Adjusted net income attributable to Corpay	$405,222	$354,509	$1,094,569	$980,888
Adjusted net income per diluted share attributable to Corpay	$5.70	$5.00	$15.34	$13.63
Diluted shares	71.1	70.9	71.4	72.0

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, certain legal expenses, amortization expense attributable to the Company's noncontrolling interest, taxes associated with stock-based compensation programs, a loss on an economic hedge of a foreign-denominated purchase price of an acquisition and a gain on sale of a cost method investment.

[3] Represents provision for income taxes of pre-tax adjustments.
[4] Represents discrete tax provision recognized in the third quarter of 2025 as a result of legal entity and tax restructuring actions taken by the Company to facilitate Cross Border transactions and discrete non-cash tax provision recognized in the second quarter of 2025 related to the remeasurement of deferred tax assets and liabilities as a result of a tax law change in California.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[1]
	Three Months Ended September 30,				Three Months Ended September 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$553.2	$506.8	$46.4	9%	$553.7	$504.0	$49.7	10%
'- Transactions	223.5	206.7	16.8	8%	223.5	207.2	16.2	8%
'- Revenues, net per transaction	$2.48	$2.45	$0.02	1%	$2.48	$2.43	$0.05	2%
'- Tag transactions[2]	22.9	21.6	1.2	6%	22.9	21.6	1.2	6%
'- Parking transactions	65.3	61.7	3.6	6%	65.3	61.7	3.6	6%
'- Fleet transactions	120.5	113.3	7.2	6%	120.5	113.9	6.7	6%
'- Other transactions	14.8	10.0	4.8	48%	14.8	10.0	4.8	48%
CORPORATE PAYMENTS[3]
'- Revenues, net	$409.7	$321.9	$87.9	27%	$407.3	$349.6	$57.7	17%
'- Spend volume	$68,225	$43,562	$24,663	57%	$68,225	$49,281	$18,944	38%
'- Revenues, net per spend $	0.60%	0.74%	(0.14)%	(19)%	0.60%	0.71%	(0.11)%	(16)%
LODGING PAYMENTS
'- Revenues, net	$127.0	$134.0	$(7.0)	(5)%	$126.7	$134.0	$(7.4)	(5)%
'- Room nights	8.9	10.1	(1.2)	(12)%	8.9	10.1	(1.2)	(12)%
'- Revenues, net per room night	$14.20	$13.26	$0.94	7%	$14.16	$13.26	$0.90	7%
OTHER[4]
'- Revenues, net	$82.6	$66.5	$16.0	24%	$82.0	$66.5	$15.5	23%
'- Transactions	375.7	353.3	22.4	6%	375.7	353.3	22.4	6%
'- Revenues, net per transaction	$0.22	$0.19	$0.03	17%	$0.22	$0.19	$0.03	16%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,172.5	$1,029.2	$143.3	14%	$1,169.7	$1,054.2	$115.5	11%

[1] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[2] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the third quarter of 2025 is 7.6 million.
[3] Corporate payments revenue per spend dollar decreased over the prior year due to new payables and cross-border enterprise clients.
[4] Other includes Gift and Payroll Card operating segments.
* Columns may not calculate due to rounding.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	%	2024	%	2025	%	2024	%
US	$575	49%	$542	53%	$1,624	50%	$1,531	52%
Brazil	183	16%	145	14%	515	16%	444	15%
UK	159	14%	142	14%	453	14%	405	14%
Other	256	22%	199	19%	688	21%	561	19%
Consolidated Revenues, net	$1,172	100%	$1,029	100%	$3,280	100%	$2,940	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	%	2024	%	2025	%	2024	%
Vehicle Payments	$553	47%	$507	49%	$1,566	48%	$1,511	51%
Corporate Payments	410	35%	322	31%	1,154	35%	876	30%
Lodging Payments	127	11%	134	13%	357	11%	368	13%
Other	83	7%	67	6%	203	6%	186	6%
Consolidated Revenues, net	$1,172	100%	$1,029	100%	$3,280	100%	$2,940	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025[1]	2024	% Change	2025[1]	2024[2]	% Change
Revenues, net:
Vehicle Payments[2]	$553,192	$506,803	9%	$1,565,827	$1,511,142	4%
Corporate Payments	409,709	321,850	27%	1,154,272	875,725	32%
Lodging Payments	127,012	134,023	(5)%	357,027	367,695	(3)%
Other[3]	82,567	66,521	24%	203,051	185,596	9%
	$1,172,480	$1,029,197	14%	$3,280,177	$2,940,158	12%
Operating income:
Vehicle Payments[2]	$265,740	$244,308	9%	$746,098	$712,028	5%
Corporate Payments	177,456	136,876	30%	474,566	362,143	31%
Lodging Payments	57,093	65,501	(13)%	149,963	169,169	(11)%
Other[3]	22,831	21,447	6%	59,007	55,469	6%
	$523,120	$468,132	12%	$1,429,634	$1,298,809	10%
Depreciation and amortization:
Vehicle Payments[2]	$48,235	$50,635	(5)%	$141,537	$150,722	(6)%
Corporate Payments	30,444	23,845	28%	91,197	65,346	40%
Lodging Payments	12,600	12,328	2%	38,384	35,923	7%
Other[3]	1,884	2,738	(31)%	5,583	6,657	(16)%
	$93,163	$89,546	4%	$276,701	$258,648	7%
Capital expenditures:
Vehicle Payments[2]	$31,353	$29,711	6%	$96,948	$88,159	10%
Corporate Payments	12,217	9,167	33%	29,892	24,024	24%
Lodging Payments	5,325	5,012	6%	15,161	14,427	5%
Other[3]	2,013	1,888	7%	6,314	4,457	42%
	$50,908	$45,778	11%	$148,315	$131,067	13%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition.
[2] The results of our merchant solutions business disposed of in December 2024 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2025*	2024*	2025*	2024*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$553.7	$504.0	223.5	207.2
Impact of acquisitions/dispositions	—	2.8	—	(0.6)
Impact of fuel prices/spread	(9.9)	—	—	—
Impact of foreign exchange rates	9.4	—	—	—
As reported	$553.2	$506.8	223.5	206.7
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$407.3	$349.6	$68,225	$49,281
Impact of acquisitions/dispositions	—	(27.8)	—	(5,719)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	2.4	—	—	—
As reported	$409.7	$321.9	$68,225	$43,562
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$126.7	$134.0	8.9	10.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.3	—	—	—
As reported	$127.0	$134.0	8.9	10.1
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$82.0	$66.5	375.7	353.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.6	—	—	—
As reported	$82.6	$66.5	375.7	353.3

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,169.7	$1,054.2	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(25.0)
Impact of fuel prices/spread[2]	(9.9)	—
Impact of foreign exchange rates[2]	12.7	—
As reported	$1,172.5	$1,029.2

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect the positive impact of movements in foreign exchange rates of approximately $13 million, partially offset by the negative impact of fuel price spreads of approximately $7 million and approximately $3 million negative impact from fuel prices.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income from operations	$278.4	$276.3	$806.3	$757.7
Provision for income taxes	143.3	82.0	336.0	240.0
Interest expense, net	100.0	104.4	290.8	288.2
Other expense (income), net	1.4	0.4	(5.1)	7.8
Depreciation and amortization	93.2	89.5	276.7	258.6
Loss on extinguishment of debt	—	5.0	1.6	5.0
Other operating, net	11.2	—	11.2	0.3
EBITDA	$627.5	$557.7	$1,717.5	$1,557.8

Stock-based compensation	$27.6	$28.5	$74.8	$80.6
Other addbacks[1]	21.6	8.5	60.4	27.2
Adjusted EBITDA	$676.7	$594.7	$1,852.7	$1,665.6

Revenues, net	$1,172.5	$1,029.2	$3,280.2	$2,940.2
Adjusted EBITDA margin	57.7%	57.8%	56.5%	56.6%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2025 and fourth quarter 2025 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2025 GUIDANCE
	Low*	High*
Net income	$1,130	$1,150
Net income per diluted share	$15.88	$16.08

Stock-based compensation	105	105
Amortization	265	265
Other	88	88
Total pre-tax adjustments	$458	$458

Income taxes	(122)	(122)
Discrete tax items	37	37
Adjusted net income	$1,503	$1,523
Adjusted net income per diluted share	$21.14	$21.34

Diluted shares	71	71

	Q4 2025 GUIDANCE
	Low*	High*
Net income	$323	$343
Net income per diluted share	$4.60	$4.80

Stock-based compensation	31	31
Amortization	63	63
Other	$22	$22
Total pre-tax adjustments	$116	$116

Income taxes	(30)	(30)
Adjusted net income	$409	$429
Adjusted net income per diluted share	$5.80	$6.00

Diluted shares	71	71

* Columns may not calculate due to rounding.